UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2019
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
200 E. Randolph Street, Suite 3300, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	KMPR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 5. - Corporate Governance and Management.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2019, the Board of Directors (“Board“) of Kemper Corporation (“Kemper” or the “Company”) elected Anastasios “Andy” Omiridis, age 52, as Senior Vice President, Deputy Chief Financial Officer and Principal Accounting Officer. Prior to joining the Company, Mr. Omiridis served as Senior Vice President and Chief Financial Officer of Chubb Life, a segment of Chubb Limited from May 2017 to September 2019. From December 2012 to January 2017, he served as Senior Vice President and Chief Accounting Officer for Argo Limited. Mr. Omiridis previously held similar roles at MetLife, American Life Insurance Company, and Scottish Reinsurance.

Richard Roeske continues to serve as the Company’s Vice President and Chief Accounting Officer. As a result of the election of Mr. Omiridis, Mr. Roeske no longer serves as the Company’s Principal Accounting Officer, effective September 19, 2019.
Pursuant to the Company’s offer letter that was accepted by Mr. Omiridis on August 13, 2019, Mr. Omiridis will be entitled to the following:

•	Annual base salary of $400,000;

•	Eligibility to participate in the Company’s annual discretionary cash bonus program;

•
Eligibility to participate in the Company’s annual long-term incentive (“LTI”) plan pursuant to the Company’s 2011 Omnibus Equity Plan, with an initial award to be granted in the first quarter of 2020, provided that he is employed with the Company on the grant date. The LTI award is expected to have a target value equal to 80% of his base salary and be granted in the form of:

(a) nonqualified stock options (“Options”) with a ten-year term and vest in three equal, annual installments beginning on the one-year anniversary of the grant date; and

(b) performance share units (“PSUs”) with a three-year performance period and threshold and maximum payouts at 50% and 200%, respectively, of the target number granted;

•
Grant of a one-time LTI award with a total value of $210,000, consisting of $20,000 Options and $190,000 restricted stock units (“RSUs”), subject to approval of the Board’s Compensation Committee. The number of Options and RSUs will be based on the closing price of Kemper common stock on the grant date of October 1, 2019. The Options and the RSUs will each vest in three equal, annual installments beginning on the one-year anniversary of the grant date;

•
Sign-on bonuses in the amount of $270,000 and $140,000, payable within 30 days from his start date, and on March 1, 2020, respectively. In the event that he would resign from his position with the Company prior to the first anniversary of his start date, he would be expected to repay the sign-on bonuses within 10 days of his separation date;

•	Relocation assistance in connection with his move to the Chicago, Illinois area;

•	A one-time grant of either 875 RSUs if he relocates within 24 months of his hire date or 1,750 RSUs if he relocates within 12 months of his hire date; and

•
Eligibility to participate in certain benefit programs available to similarly-situated executives of the Company and other benefit programs available to all full-time, salaried employees of the Company.

There is no arrangement pursuant to which Mr. Omiridis was selected as an officer, no family relationships between him and any director or other executive officer of the Company, and no transactions involving him or a member of his immediate family, that would require disclosure by the Company under Item 401(b) or (d) or 404(a) of SEC Regulation S-K.

A copy of the press release issued in connection with this matter is attached to this report as Exhibit 99.1.

Section 9. – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release of the Company, dated September 24, 2019
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	September 25, 2019	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Executive Vice President, Secretary & General Counsel